Exhibit 99.1

Dakota Co-Invest, L.P. (“Dakota Co-Invest”) and AP VIII Dakota Holdings Borrower, L.P. (“Dakota Holdings Borrower”) each hold securities of the Issuer. AP Dakota Co-Invest GP, LLC (“Dakota Co-Invest GP”) serves as the general partner of Dakota Co-Invest. Apollo Advisors VIII, L.P. (“Advisors VIII”) is the sole member of Dakota Co-Invest GP. AP VIII Dakota Holdings Borrower GP, LLC (“Borrower GP LLC”) serves as the general partner of Dakota Holdings Borrower and AP VIII Dakota Holdings, L.P. (“Dakota Holdings LP”) serves as the sole member of Borrower GP LLC. Advisors VIII serves as the general partner of Dakota Holdings LP. Apollo Capital Management VIII, LLC (“Capital Management VIII”) serves as the general partner of Advisors VIII. APH Holdings, L.P. (“APH Holdings”) serves as the sole member of Capital Management VIII, and Apollo Principal Holdings III GP, Ltd (“Principal III GP”) serves as the general partner of APH Holdings.

Dakota Co-Invest GP, Borrower GP LLC, Dakota Holdings LP, Advisors VIII, Capital Management VIII, APH Holdings, and Principal III GP, and Messrs. Marc Rowan, Josh Harris, Scott Kleinman, and James Zelter, the managers, as well as executive officers and directors, of Principal III GP, each disclaims beneficial ownership of all Common Stock owned of record by Dakota Co-Invest and Dakota Holdings Borrower, except to the extent of any pecuniary interest therein, and the filing of this Form 3 shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

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